                                  Exhibit 99-1

                                    PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 15, 1998
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                                          Pro Forma
                                                                                 September            Pro Forma           December
                                                                                  28, 1998           Adjustments          15, 1998
                                                                                  --------           -----------          --------
Current assets:
      Cash                                                                        $  7,048    $  5,660 (1)  $ (4,270)(2)  $  8,438
      Trade accounts receivable                                                      1,668          --        (1,668)           --
      Receivable from Fujitsu                                                          607          --          (607)           --
      Inventory                                                                      1,930         215        (2,145)           --
      Other assets                                                                       2          --            (2)           --
                                                                                  --------    --------      --------      --------
                   Total current assets                                             11,255       5,875        (8,692)        8,438
      Property and equipment                                                           696          --          (696)           --
                                                                                  --------    --------      --------      --------
                   Total assets                                                   $ 11,951    $  5,875      $ (9,388)     $  8,438
                                                                                  ========    ========      ========      ========

                                           LIABILITIES AND STOCKHOLDERS' DEFICIENCY IN ASSETS

Current liabilities:
      Trade accounts payable                                                      $    619    $     --      $      5      $    624
      Accrued shutdown costs                                                         3,200        (970)           --      $  2,230
      Accrued severance costs                                                        2,420          --            --      $  2,420
      Accrued warranty and inventory costs                                           1,772      (1,772)           --      $     --
      Payable to Fujitsu                                                             1,318         (15)           --      $  1,303
      Accrued liabilities                                                            1,061        (253)           --      $    808
      Notes payable                                                                 20,000          --            --      $ 20,000
                                                                                  --------    --------      --------      --------
                   Total current liabilities                                      $ 30,390    $ (3,010)     $      5      $ 27,385
                                                                                  --------    --------      --------      --------

Stockholders' deficiency in assets                                                 (18,439)     (6,168)(3)     5,660(4)    (18,947)
                                                                                  --------    --------      --------      --------
                   Total liabilities and stockholders' deficiency in assets       $ 11,951    $ (9,178)     $  5,665      $  8,438
                                                                                  ========    ========      ========      ========


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(1)  Reflects receipt of $5.66 million from the Sale of Assets.

(2) Reflects payment of all liabilities, including the purchase of $215,000 additional inventory, and remittance of $1.06 million to the Buyer for the net difference between accounts receivable collected by the Company for sales made during the second and third quarters of Fiscal 1999 reduced by the Buyer's obligation to reimburse the Company for all costs incurred by the Company on behalf of the Buyer from June 29, 1998 through the closing of the Sale of Assets, December 15, 1998.

(3) Comprised of the write-off of all assets excluding cash and the payment of $1.06 million discussed above at (2).

(4)  Reflects the cash inflows documented above at (1).